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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 19, 1998, with respect to the financial statements of Shared Communications Services, Inc. as of and for the years ended September 30, 1997 and 1998, included herein and to all references to our Firm included in the registration statement.


                                                         Arthur Andersen LLP

Portland, Oregon
April 14, 2000